UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): July 31, 2019

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverway, Suite 1700 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 579-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2019, Synthesis Energy Systems, Inc. (the “Company”) entered into an Amendment to Technology Purchase Option Agreement (the “Amendment”) with Australian Future Energy Pty, Ltd., the Company’s joint venture partner in Australia (“AFE”), pursuant to which AFE has an amended exclusive option through August 31, 2019, previously July 31, 2019 per the Technology Purchase Option Agreement (the “Agreement”), to purchase from the Company 100% of its ownership interest in Synthesis Energy Systems Technology, LLC (“SEST”), a wholly-owned subsidiary company of the Company that owns all of the Company’s interest in its gasification technology. Ownership rights to the technology for China shall remain with SES. In addition, India, Brazil and Poland, as well as with respect to the Company’s DRI technology projects, are carved out of the transaction and would be retained by the Company for three years post-closing.

All terms of the Agreement remain binding with the exception of the option period being extended to August 31, 2019 from the original date of July 31, 2019.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein in their entirety.

Item 9.01	Financial Statements and Exhibits.

10.1	Amendment to Technology Purchase Option Agreement dated July 31, 2019 between Synthesis Energy Systems, Inc. and Australian Future Energy Pty, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: July 31, 2019	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

10.1	Amendment to Technology Purchase Option Agreement dated July 31, 2019 between Synthesis Energy Systems, Inc. and Australian Future Energy Pty, Ltd.